SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2004

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO

(State or other jurisdiction of incorporation or organization)

1-7323	31-0523213
(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

Item 12. Results of Operations and Financial Condition.

On July 9, 2004, the Company released its year end earnings press release for the fiscal year ended May 30, 2004. One of the attachments to that release was a condensed balance sheet as of May 30, 2004. That balance sheet contained errors in the line items captioned “property and equipment” and “accounts payable.” Attached to this Form 8-K, is a corrected balance sheet as of May 30, 2004. The errors and the correction did not affect earnings in any way.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)
DATE August 2, 2004
	BY	/s/ DONALD H. WALKER
Donald H. Walker
Vice President - Finance and
Principal Financial Officer

Frisch’s Restaurants, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET

(In thousands of dollars)

	May 30, 2004	June 1, 2003
Assets
Current assets
Cash and equivalents	$294	$1,133
Receivables	1,766	1,277
Inventories	4,382	3,825
Other current assets	3,101	3,574

	9,543	9,809

Property and equipment	135,720	116,768

Other assets
Goodwill & other intangible assets	1,864	1,828
Property held for sale and land investments	2,309	2,802
Other	7,412	7,429

	11,585	12,059

	$156,848	$138,636

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$13,380	$9,474
Accrued expenses	8,238	7,407
Other	8,486	6,865

	30,104	23,746

Long-term obligations
Long-term debt	35,227	34,260
Other long-term obligations	12,050	10,864

	47,277	45,124

Shareholders’ equity	79,467	69,766

	$156,848	$138,636